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                                                                    EXHIBIT 22.1


SUBSIDIARIES OF ENTERASYS NETWORKS, INC.

Bit Management Inc. (Canada)
C.S. Capital Corp. (Delaware)
Enterasys Holdings Limited (Mauritius)
Enterasys India Pvt. Ltd. (India)
Enterasys Insurance Company (Vermont)
Enterasys Networks Distribution Limited (Ireland)
Enterasys Networks Chile (Chile)
Enterasys Networks de Argentina (Argentina)
Enterasys Networks de Colombia Ltda (Colombia)
Enterasys Networks de Venezuela, C.A.(Venezuela)
Enterasys Networks, A.B. (Sweden)
Cabletron Systems, Ltd. (Hong Kong)
Enterasys Networks, Inc. of USA (China)
Enterasys Networks, Pte Ltd (Korea)
Enterasys Networks, S.A. (France)
Enterasys Networks, Sdn Bhd. (Malaysia)
Enterasys Networks A.G. (Switzerland)
Enterasys Networks Acquisition, Inc. (Delaware)
Enterasys Networks do Brasil (Brazil)
Enterasys Networks Government Sales, Inc. (Delaware)
Enterasys Networks Handels GmbH (Austria)
Enterasys Networks Investments S.a.r.l. (Luxembourg)
Enterasys Networks Limited (Bermuda)
Enterasys Networks N.V. (Belguim)
Enterasys Networks Netherlands, B.V. (Netherlands)
Enterasys Networks of Canada Limited/Reseaux
Enterasys du Canada Limitee (Canada)
Enterasys Networks Sales & Service Inc. (Delaware)
Enterasys Networks U.K., Ltd. (UK)
Enterasys Networks, GmbH (Germany)
Enterasys Networks, K.K. (Japan)
Enterasys Networks, Pty. Limited (Australia)
Enterasys Networks, S.A. (Spain)
Enterasys Networks S.a.r.l. (Luxembourg)
Enterasys Networks Mexico, S.A. de C.V. (Mexico)
Cabletron Systems de Mexico, S.A. de C.V. (Mexico)
Enterasys Networks, S.r.l. (Italy)
Enterasys Networks, Singapore Pte Ltd. (Singapore)
Enterasys Services, Inc. (Delaware)
Enterasys Solutions, Inc. (Delaware)
Enterasys Sub Co., Inc. (Delaware)
Fivemere Asia-Pacific Singapore Limited  (Singapore)
Fivemere Developments Limited  (UK)
Fivemere Ltd (UK)
GlobalNetwork Technology Services Pty Ltd (Australia)
GlobalNetwork Technology Services U.K. Limited (UK)
GlobalNetwork Technology Services, Inc. (Delaware)
GNTS (Canada) Inc. (Canada)
NetVantage, Inc. (Delaware)
Network Express GmbH (Germany)
Network Express K.K. (Japan)
Network Express, Inc. (Michigan)
Aprisma Holding, Inc. (Delaware)
Aprisma Management Technologies Pty. Ltd. (Australia)
Aprisma Management Technologies UK (UK)
Aprisma Management Technologies, Inc. (Delaware)